Exhibit (a)(2)

                              MUNIPLUS FUND, INC.

                             ARTICLES OF AMENDMENT

         MUNIPLUS FUND, INC., a Maryland corporation having its principal office

c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland

21202 (hereinafter called the Corporation), hereby certifies to the State

Department of Assessments and Taxation of Maryland, that

               FIRST: The Articles of Incorporation of the Corporation is hereby amended by striking out Article II and inserting in lieu thereof the following:

                                  ARTICLE II

                                     Name
                                     ----

          The name of the Corporation is

                             MUNIVEST FUND, INC.

               SECOND: This amendment to the Articles of Incorporation of the Corporation was duly approved at a meeting of the board of directors of the Corporation on August 10, 1988 and at the time of the meeting of the directors there were no shares of stock of the Corporation entitled to vote on the matter either outstanding or subscribed for.

          IN WITNESS WHEREOF, MuniVest Fund, Inc. has caused these articles to be signed in its name and on its behalf by its President and attested by its

Assistant Secretary on August 10, 1988.

                                    MUNIPLUS FUND, INC.



                                    By:    /s/ Philip L. Kirstein
                                         ---------------------------------------
                                               Philip L. Kirstein
                                                   President

Attest:




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  /s/ Susan Baker
------------------------------------
Susan Baker
Assistant Secretary


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                                  Certificate
                                  -----------

         THE UNDERSIGNED, President of MuniPlus Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this

Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge,

information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                        /s/ Philip L. Kirstein
                                   --------------------------------------------
                                            Philip L. Kirstein
                                                President

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